Exhibit 99.1

Compass Diversified Holdings	Investor Relations and Media Contacts:
James J. Bottiglieri	The IGB Group
Chief Financial Officer	Leon Berman / Michael Cimini
203.221.1703	212.477.8438 / 212.477.8261
jbottiglieri@compassdiversifiedholdings.com	lberman@igbir.com / mcimini@igbir.com
Compass Diversified Holdings Reports First Quarter 2010
Financial Results
Generates Cash Flow Available for Distribution and Reinvestment of $11.3 Million;
Up from a Loss of $0.4 Million for Prior Year Period
Westport, Conn., May 10, 2010 — Compass Diversified Holdings (Nasdaq: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today its consolidated operating results for the three months ended March 31, 2010.
First Quarter 2010 Highlights
•	Generated Cash Flow Available for Distribution and Reinvestment (“CAD” or “Cash Flow”) of $11.3 million for the first quarter of 2010;

•	Reported a net loss of $15.3 million for the first quarter of 2010, which includes a $14.4 million non-cash supplemental put accrual expense;

•	Paid a first quarter 2010 cash distribution of $0.34 per share in April 2010, bringing cumulative distributions paid to $4.9752 per share since CODI’s IPO in May of 2006;

•	Consummated the acquisition of our newest platform company, Liberty Safe and Security Products, Inc. (“Liberty Safe”); and

•	Consummated the acquisition of Circuit Express, Inc. (“Circuit Express”), an add-on to our Advanced Circuits subsidiary.
CODI reported Cash Flow (see note regarding use of Non-GAAP Financial Measures below) of $11.3 million for the quarter ended March 31, 2010, as compared to a negative $0.4 million for the prior year comparable quarter. CODI’s weighted average number of shares outstanding for the quarter ended March 31, 2010 and March 31, 2009 was approximately 36.6 million and 31.5 million, respectively.

The significant improvement in Cash Flow for the first quarter of 2010 compared to the year-earlier period was due to strengthening revenue trends at all of CODI’s subsidiaries, as well as a variety of cost containment measures implemented across its businesses.
CODI’s Cash Flow is calculated after taking into account all interest expense, cash taxes paid and maintenance capital expenditures, and includes the operating results of each subsidiary for the periods during which CODI owned them. However, Cash Flow excludes the gains from sales of businesses, which have totaled over $109 million since 2007.
The net loss for the quarter ended March 31, 2010 was $15.3 million, as compared to a net loss of $42.2 million for the quarter ended March 31, 2009. During the first quarter of 2010, CODI recorded a non-cash supplemental put accrual expense of $14.4 million based on the periodic review of current cash flow generation levels of its subsidiaries, as well as anticipated market multiples for those business in the event they were to be sold in the current environment. During the first quarter of 2009, CODI recorded $59.8 million of non-cash impairment expense at the Company’s Staffmark subsidiary partially offset by the associated tax benefit of $22.5 million.
As of March 31, 2010, CODI had $22.1 million in cash and cash equivalents on hand, $75.5 million outstanding on its term debt facility and $70.5 million outstanding under its $340 million revolving credit facility. The Company has no significant debt maturities until 2013.
In April 2010, CODI completed a public offering of 6,575,000 trust shares, representing a primary offering of 5,250,000 trust shares by CODI and a secondary offering of 1,325,000 trust shares by a selling shareholder. CODI raised approximately $75.0 million of net proceeds from its portion of the offering and did not receive any proceeds from the secondary offering. CODI used $70 million of the proceeds to repay outstanding borrowings under its revolving credit facility.
On April 7, 2010, CODI’s Board of Directors declared a distribution of $0.34 per share. The distribution was paid on April 30, 2010 to all holders of record as of April 23, 2010.
Commenting on the quarter, Joe Massoud, CEO of Compass Diversified Holdings, said, “We are very pleased by our strong start to 2010, as our first quarter results exceeded management’s expectations. We continue to realize important benefits from our efforts to take advantage of the economic downturn to expand market share at each of our businesses. In addition to the notable increase in revenues and Cash Flow during the first quarter, which historically has been our weakest due to seasonality factors, we consummated two highly accretive acquisitions utilizing our disciplined approach. First, we completed the acquisition of Circuit Express, a quick-turn producer of printed circuit boards primarily for the aerospace and defense-related markets, which we believe is an excellent addition to Advanced Circuits. We also acquired Liberty Safe, the premier designer, manufacturer and marketer of home and gun safes in North America. This platform acquisition increases our number of subsidiaries to seven, and provides exciting growth potential based on Liberty Safe’s industry leadership and positive macro trends in its industry. Going forward, we remain on pace to deliver substantial year-over-year growth in Cash Flow for 2010 before taking into effect these two accretive acquisitions.”

Mr. Massoud concluded, “In support of our strategic growth initiatives, we took active measures to strengthen our balance sheet by completing a 5.3 million primary share offering that generated net proceeds of approximately $75.0 million, underscoring our short-term and long-term prospects. By maintaining significant access to capital, we remain well positioned to take advantage of additional opportunities to grow our business for our shareholders at favorable valuations and terms.”
Conference Call
Management will host a conference call this morning at 9:00 a.m. ET to discuss the latest corporate developments and financial results. The dial-in number for callers in the U.S. is (888) 516-2435 and the dial-in number for international callers is (719) 325-2481. The access code for all callers is 1664930. A live webcast will also be available on the Company’s website at www.compassdiversifiedholdings.com.
A replay of the call will be available through May 17, 2010. To access the replay, please dial (888) 203-1112 in the U.S. and (719) 457-0820 outside the U.S., and then enter the access code 1664930.
Note Regarding Use of Non-GAAP Financial Measures
CAD, or Cash Flow, is a non-GAAP measure used by the Company to assess its performance, as well as its ability to sustain and increase quarterly distributions. A number of CODI’s businesses have seasonal earnings patterns, with the first quarter typically being the slowest of the year. Accordingly, the Company believes that the most appropriate measure of its performance is over a trailing or expected 12-month period. We have reconciled CAD, or Cash Flow, to Net Income and Cash Flow Provided by Operating Activities on the Attached Schedules. We consider Net Income and Cash Flow Provided by Operating Activities to be the most directly comparable GAAP financial measures to CAD, or Cash Flow.
About Compass Diversified Holdings (“CODI”)
Compass Diversified Holdings (“CODI”) owns and manages a diverse family of established North American middle market businesses. Each of its seven subsidiaries is a leader in their niche market.
CODI maintains controlling ownership interests in each of its subsidiaries in order to maximize its ability to impact long term cash flow generation and value. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI’s success is driven by its disciplined approach in identifying and evaluating potential acquisition opportunities, proactive and consistent engagement with subsidiary management teams and, in certain cases, the monetization of its subsidiaries when it believes that doing so will maximize shareholder returns. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and to make cash distributions to its owners.
Our Subsidiary Businesses
Each of our companies is a leader in their respective market niche.

Based in Ecru, MS, American Furniture Manufacturing is a manufacturer of promotionally priced upholstered furniture. Visit www.americanfurn.net.
Based in Coral Springs, FL, Anodyne Medical Device (also doing business and known as Tridien Medical) is a designer and manufacturer of medical therapeutic support surfaces and other wound treatment devices. Visit www.anodynemedicaldevice.com.
Based in Aurora, CO, Advanced Circuits is a manufacturer of quick-turn, prototype and production rigid printed circuit boards (“PCBs”). Visit www.advancedcircuits.com.
Based in Watsonville, CA, Fox Racing Shox is a designer, manufacturer and marketer of suspension products for mountain bikes and powered off-road vehicles. Visit www.foxracingshox.com.
Based in Sterling, IL, Halo Lee Wayne is a one-stop resource for design, sourcing and fulfillment of promotional products. Visit www.haloleewayne.com.
Based in Payson, UT, Liberty Safe is a designer and manufacturer of premium home and gun safes. Visit www.libertysafe.com.
Based in Cincinnati, OH, Staffmark is a provider of temporary staffing services, operating approximately 300 locations in 29 states. Visit www.staffmark.com.
To find out more about Compass Diversified Holdings, please visit www.compassdiversifiedholdings.com.
This press release may contain certain forward-looking statements, including statements with regard to the future performance of the Company. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the risk factor discussion in the Form 10-K filed by CODI with the Securities and Exchange Commission for the year ended December 31, 2009 and other filings with the Securities and Exchange Commission. CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
A copy of this press release, and of past press releases, is available on Compass Diversified Holdings’ website located at www.compassdiversifiedholdings.com.

Compass Diversified Holdings
Condensed Consolidated Balance Sheets

	March 31,	December 31,
(in thousands)	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$22,144	$31,495
Accounts receivable, less allowance of $6,109 and $5,409	173,465	165,550
Inventories	59,457	51,727
Prepaid expenses and other current assets	39,303	26,255

Total current assets	294,369	275,027

Property, plant and equipment, net	33,011	25,502
Goodwill	328,234	288,028
Intangible assets, net	247,096	216,365
Deferred debt issuance costs, net	5,063	5,326
Other non-current assets	16,277	20,764

Total assets	$924,050	$831,012

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$118,588	$99,395
Due to related party	3,431	3,300
Revolving credit borrowings	70,500	500
Current portion of long-term debt	2,000	2,000
Current portion of workers’ compensation liability	19,394	22,126
Other liabilities	2,843	2,566

Total current liabilities	216,756	129,887

Long-term debt	73,500	74,000
Supplemental put obligation	26,508	12,082
Deferred income taxes	76,271	60,397
Workers’ compensation liability	37,843	38,913
Other non-current liabilities	1,429	7,667

Total liabilities	432,307	322,946

Stockholders’ equity
Trust shares, no par value, 500,000 authorized; 36,625 shares issued and outstanding at 3/31/10 and 12/31/09	485,790	485,790
Accumulated other comprehensive loss	(1,682)	(2,001)
Accumulated deficit	(75,050)	(46,628)

Total stockholders’ equity attributable to Holdings	409,058	437,161
Noncontrolling interests	82,685	70,905

Total stockholders’ equity	491,743	508,066

Total liabilities and stockholders’ equity	$924,050	$831,012

Compass Diversified Holdings
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months	Three Months
	Ended	Ended
(in thousands, except per share data)	March 31, 2010	March 31, 2009

Net sales	$353,619	$274,914
Cost of sales	282,593	217,305

Gross profit	71,026	57,609
Operating expenses:
Staffing expense	19,607	20,940
Selling, general and administrative expense	42,381	37,755
Supplemental put expense (reversal)	14,426	(8,159)
Management fees	3,664	3,072
Amortization expense	6,123	6,196
Impairment expense	—	59,800

Operating loss	(15,175)	(61,995)

Other income (expense):
Interest income	15	61
Interest expense	(2,701)	(3,542)
Amortization of debt issuance costs	(418)	(470)
Loss on debt repayment	—	(3,652)
Other income (expense), net	180	(79)

Loss before income taxes	(18,099)	(69,677)
Income tax benefit	(2,812)	(27,444)

Net loss	(15,287)	(42,233)
Net income (loss) attributable to noncontrolling interest	682	(14,915)

Net loss attributable to Holdings	$(15,969)	$(27,318)

Basic and fully diluted loss per share	$(0.44)	$(0.87)

Weighted average number of shares outstanding — basic and fully diluted	36,625	31,525

Cash distributions declared per share	$0.34	$0.34

Compass Diversified Holdings
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months	Three Months
	Ended	Ended
(in thousands)	March 31, 2010	March 31, 2009
Cash flows from operating activities:
Net loss	$(15,287)	$(42,233)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	8,423	8,870
Impairment expense	—	59,800
Supplemental put expense (reversal)	14,426	(8,159)
Loss on debt repayment	—	3,652
Noncontrolling stockholder notes and other	4,370	901
Deferred taxes	(2,121)	(24,780)
Other	(210)	(61)

Changes in operating assets and liabilities, net of acquisition:
Decrease in accounts receivable	310	45,651
(Increase) decrease in inventories	(49)	3,292
Increase in prepaid expenses and other current assets	(724)	(2,290)
Increase (decrease) in accounts payable and accrued expenses	7,241	(18,819)

Net cash provided by operating activities	16,379	25,824

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(83,708)	(1,327)
Purchases of property and equipment	(964)	(1,114)
Other investing activities	14	72

Net cash used in investing activities	(84,658)	(2,369)

Cash flows from financing activities:
Net borrowing (repayment) of debt	69,500	(75,500)
Swap termination payment	—	(2,517)
Proceeds form noncontrolling equity issuances	2,085	49
Debt issuance costs	(155)	—
Other	(50)	179
Distributions paid	(12,452)	(10,719)

Net cash provided by (used in) financing activities	58,928	(88,508)

Net decrease in cash and cash equivalents	(9,351)	(65,053)
Cash and cash equivalents — beginning of period	31,495	97,473

Cash and cash equivalents — end of period	$22,144	$32,420

Compass Diversified Holdings
Condensed Consolidated Table of Cash Flows Available for Distribution and Reinvestment (“CAD”)
(unaudited)

	Three Months	Three Months
	Ended	Ended
(in thousands)	March 31, 2010	March 31, 2009

Net loss	$(15,287)	$(42,233)
Adjustment to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	8,005	8,400
Amortization of debt issuance costs	418	470
Impairment expense	—	59,800
Supplemental put expense (reversal)	14,426	(8,159)
Loss on debt repayment	—	3,652
Noncontrolling stockholder notes and other	4,160	840
Deferred taxes	(2,121)	(24,780)
Changes in operating assets and liabilities	6,778	27,834

Net cash provided by operating activities	16,379	25,824
Plus:
Unused fee on revolving credit facilities (1)	842	855
Successful acquisition expense (2)	1,789	—
Staffmark integration and restructuring expenses	—	1,891
Changes in operating assets and liabilities	(6,778)	(27,834)
Less:
Maintenance capital expenditures (3)	950	1,114

Estimated cash flow available for distribution and reinvestment	$11,282	$(378)

Distribution paid in April 2010/2009	$14,238	$10,719

(1)	Represents the commitment fee on the unused portion of the Revolving Credit Facilities.

(2)	Represents transaction costs for successful acquisitions that were expensed during the period.

(3)	Represents maintenance capital expenditures that were funded from operating cash flow.